Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE Contacts INVESTORS Thomas A. H. White 423 294 8996 Madhavi Venkatesan 423 294 1630

Unum Group Reports Fourth Quarter 2007 Results

Operating Performance Remains Strong Across Core Operating Segments;

Guidance for 2008 Reaffirmed

CHATTANOOGA, Tenn. (January 28, 2008) – Unum Group (NYSE: UNM) announced today its results for the fourth quarter of 2007. The Company reported net income of $160.5 million ($0.44 per diluted common share), compared to net income of $276.1 million ($0.80 per diluted common share) for the fourth quarter of 2006.

Included in the results for the fourth quarter of 2007 are net realized after-tax investment losses of $16.5 million ($0.05 per diluted common share), compared to a net realized after-tax investment gain of $0.5 million in the fourth quarter of 2006. Net realized investment losses for the fourth quarter of 2007 include after-tax losses of $23.3 million related to changes in the fair values of the embedded derivatives in certain modified coinsurance contracts compared to a

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

$0.5 million after-tax loss in the fourth quarter of 2006. Excluding these losses, net realized after-tax investment gains were $6.8 million in the fourth quarter of 2007 compared to $1.0 million in the fourth quarter of 2006.

Also included in the results for the fourth quarter 2007 are debt extinguishment costs, after tax, of $36.1 million ($0.10 per diluted common share) related to debt retirements during November and December of 2007. Included in the results for the fourth quarter 2006 was income of $93.9 million after tax ($0.27 per diluted common share) comprised of debt extinguishment costs of $1.9 million after tax, income of $3.9 million after tax attributable to the receipt of interest and tax refunds on prior year tax items, and an income tax benefit of approximately $91.9 million. The fourth quarter of 2006 also includes $1.9 million in after-tax income from discontinued operations.

Adjusting for the above stated items, income from continuing operations on an after-tax basis was $213.1 million ($0.59 per diluted common share) in the fourth quarter of 2007 compared to $179.8 million ($0.52 per diluted common share) in the fourth quarter of 2006.

“I am very pleased with both our fourth quarter and full year performance and the steadily improved financial results Unum continued to generate in 2007,” said Thomas R. Watjen, president and chief executive officer. “All of our businesses contributed in a significant way to what was ultimately an outstanding year for Unum, with solid improvements in profitability for Unum US and record earnings for both Unum UK and Colonial. As a result of our actions over the past several years, we ended 2007 in a strong financial position.”

“Our focus remains the same—maintain our emphasis on disciplined, profitable growth and better leverage our leadership position in the marketplace.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

While the uncertain economic environment remains a challenge, we believe that we are very well positioned for this environment and to capitalize on the opportunities that lie ahead.”

RESULTS BY SEGMENT

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses. “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses.

Unum US Segment

Unum US reported operating income of $166.6 million in the fourth quarter of 2007, compared to operating income of $135.9 million in the fourth quarter of 2006. The improvement in operating income was primarily due to favorable risk trends in the fourth quarter of 2007 which resulted in lower benefit ratios in the three primary business lines. This positive performance offset higher operating expense ratios in the segment which resulted from higher advertising and branding expenses, incentive accruals, and product and service development costs. Premium income declined 4.1 percent to $1,248.1 million in the fourth quarter of 2007, from $1,302.0 million in the fourth quarter of 2006.

Within Unum US, the group disability line of business (formerly referred to as group income protection) reported operating income of $41.3 million in the fourth quarter of 2007, compared to operating income of $35.1 million in the fourth quarter of 2006. The benefit ratio for the fourth quarter of 2007 was 91.5 percent, compared to 94.0 percent in the

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

fourth quarter of 2006. Improvements in the benefit ratio continue to track improvements in the claims management process as well as stable claim incidence trends in both the group long-term and short-term disability lines of business relative to the fourth quarter of 2006. Premium income in group disability declined 5.8 percent to $588.6 million in the fourth quarter of 2007, compared to $625.1 million in the fourth quarter of 2006. The decline remains attributable to the Company’s disciplined approach to pricing, renewals, and risk selection. Sales of fully insured group disability products in the core market segment (employers with less than 2,000 lives) increased 20.8 percent in the fourth quarter of 2007 to $69.2 million, compared to $57.3 million in the year ago quarter. Sales of fully insured group disability products in the large case market (employers with 2,000 lives or greater) declined by 52.7 percent to $30.9 million in the fourth quarter of 2007, compared to $65.3 million in the fourth quarter of 2006 as the Company continues to shift its mix of business. Premium persistency in the group long-term disability line of business was 85.1 percent for full year 2007 compared to 87.8 percent in 2006. Case persistency for this line was 88.4 percent for full year 2007, compared to 87.4 percent in 2006. Premium persistency in the group short-term disability line of business was 74.0 percent for full year 2007, compared to 85.6 percent in 2006. Case persistency for the line was 87.4 percent for full year 2007, compared to 86.2 percent in 2006.

The group life and accidental death and dismemberment line of business reported a 29.8 percent increase in operating income to $60.1 million in the fourth quarter of 2007, compared to $46.3 million in the fourth quarter of 2006. The improvement in operating income primarily reflects improved risk results. Premium income for this line of business

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

declined 12.2 percent to $306.4 million in the fourth quarter of 2007, compared to $348.8 million in the fourth quarter of 2006. Results reflect the Company’s ongoing disciplined approach to pricing, renewals, and risk selection. Sales of group life products in the fourth quarter of 2007 increased to $61.3 million, compared to $55.4 million in the fourth quarter of 2006, with an increase of 19.6 percent in core market sales and an increase of 0.4 percent in large case sales. Premium persistency in the group life line of business was 78.8 percent for full year 2007, compared to 81.2 percent in 2006. Case persistency for full year 2007 was 87.7 percent, compared to 86.9 percent in 2006.

The Unum US supplemental and voluntary lines of business reported a 19.6 percent increase in operating income to $65.2 million in the fourth quarter of 2007, compared to $54.5 million in the fourth quarter of 2006, primarily reflecting improved claims experience. Premium income for supplemental and voluntary lines increased 7.6 percent to $353.1 million in the fourth quarter of 2007, compared to $328.1 million in the fourth quarter of 2006. Sales in the voluntary benefits line of business increased 14.1 percent in the fourth quarter of 2007, sales in the individual disability – recently issued line (formerly referred to as individual income protection – recently issued) declined 5.5 percent, and long-term care sales increased 5.8 percent compared with the year ago quarter.

Unum UK Segment

Unum UK reported operating income of $85.0 million in the fourth quarter of 2007, a 3.9 percent increase, compared to $81.8 million in the fourth quarter of 2006. The benefit ratio for the segment was 60.8

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

percent in the fourth quarter of 2007, compared to 60.2 percent in the fourth quarter of 2006. Favorable currency exchange rates continued to benefit reported results for the segment. In local currency, operating income for the fourth quarter of 2007 declined 2.3 percent from the fourth quarter of 2006. Premium income increased 8.8 percent to $251.4 million in the fourth quarter of 2007, compared to $231.0 million in the fourth quarter of 2006. In local currency, premium income increased 2.2 percent compared to the fourth quarter of 2006. Sales decreased 21.4 percent to $34.6 million in the fourth quarter of 2007, compared to $44.0 million in the fourth quarter of 2006. In local currency, sales for the fourth quarter of 2007 decreased 26.1 percent compared to the fourth quarter of 2006.

Colonial Segment

Colonial reported a 16.4 percent increase in operating income to $58.8 million in the fourth quarter of 2007, compared to $50.5 million in the fourth quarter of 2006. Results in the fourth quarter of 2007 were driven by continued favorable claims experience across all major product lines which offset higher expenses related to Colonial’s brand development and product promotion initiatives. The benefit ratio in the fourth quarter of 2007 was 48.0 percent, compared to 52.3 percent in the fourth quarter of 2006. Premium income for the fourth quarter of 2007 increased 6.8 percent to $232.0 million, compared to $217.2 million in the fourth quarter of 2006. Sales increased 12.1 percent to $114.2 million in the fourth quarter of 2007 from $101.9 million in the fourth quarter of 2006. For full year 2007, sales increased 6.3 percent to $334.9 million in 2007 from $315.1 million in 2006. New accounts increased 11.1 percent for full

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

year 2007 compared to full year 2006. Average weekly producers increased 3.9 percent for full year 2007 compared to full year 2006, while average weekly premium per agent increased 2.3 percent.

Individual Disability – Closed Block Segment

The Individual Disability – Closed Block segment (formerly referred to as Individual Income Protection – Closed Block) reported operating income of $23.4 million in the fourth quarter of 2007, compared to $28.7 million in the fourth quarter of 2006. Net investment income for the segment was $205.6 million in the fourth quarter of 2007 compared to $205.5 million in the fourth quarter of 2006. The interest adjusted loss ratio for the segment was 91.2 percent in the fourth quarter of 2007, compared to 93.8 percent in the prior year fourth quarter.

Other Segment

The Other segment reported operating income of $6.3 million in the fourth quarter of 2007, compared to $6.4 million in the fourth quarter of 2006.

Corporate Segment

The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, and certain other corporate expenses, reported a loss of $88.9 million in the fourth quarter of 2007, compared to a loss of $38.4 million in the fourth quarter of 2006. These results include before-tax debt extinguishment costs of $55.6 million in the fourth quarter 2007 and

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

$2.7 million in the fourth quarter of 2006. Interest expense in the fourth quarter 2007 was $48.8 million, compared to $45.8 million in the fourth quarter of 2006.

OTHER INFORMATION

Share Repurchase Program

On October 31, 2007, the Company announced that its Board of Directors had authorized the repurchase of up to $700 million of the Company’s common stock, which it intended to initiate upon completion of its debt reduction program. Based on the Company’s strong capital position at year end 2007 and its substantial progress in completing the debt reduction program, the Company intends to proceed with this program as soon as possible, despite the uncertain economic environment. The repurchase program does not have an expiration date and the pace of repurchase activity will depend on various factors such as the level of available cash, alternative uses for cash, and our stock price.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution, was 360,707.6 for the fourth quarter of 2007, compared to 345,527.8 for the fourth quarter of 2006.

Book Value

Book value per common share as of December 31, 2007 was $22.28, compared to $22.53 at December 31, 2006. Excluding the net unrealized gain on

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

securities and the net gain on cash flow hedges, book value per common share at December 31, 2007 was $20.79, compared to $20.40 at December 31, 2006.

Claim Reassessment Update

The Company has completed the claim reassessment process, as required by the regulatory settlement agreements. Since September 30, 2007, the final 256 claims were reviewed with an overturn rate of 66 percent. The final examination under the multistate regulatory settlement agreement is anticipated to be completed by mid-year 2008. Supplemental disclosure on the claim reassessment results for the fourth quarter of 2007 is available in the “Investor Information” section of the Company’s website.

OUTLOOK

The Company is reaffirming its previously stated guidance for full year 2008 and anticipates operating earnings for the year of between $2.35 and $2.40 per diluted common share. Incorporated in the Company’s estimates is continued improvement in the benefit ratio for the Unum US group disability line to within a range of 88 percent to 89 percent by late 2008 to early 2009.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income. The Company believes operating income or loss, excluding realized investment gains and losses, which are recurring, and excluding certain other items specified in the non-GAAP reconciliation, is a better performance measure and a better indicator of the profitability and underlying trends in its business. Realized investment gains

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business. The exclusion of certain other items specified in the non-GAAP reconciliation also enhances the understanding and comparability of the Company’s performance and the underlying fundamentals in its operations, but this exclusion is not an indication that similar items may not recur. The Company believes book value per common share excluding unrealized gains and losses on securities and the net gain or loss on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, is an important measure. For a reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

CONFERENCE CALL INFORMATION

Members of Unum Group senior management will host a conference call on Tuesday, January 29, 2008 at 9:00 a.m. (EST) to discuss the results of operations for the fourth quarter. Topics may include forward-looking information, such as guidance on future results and trends in operations, as well as other material information.

The dial-in number for the conference call is (888) 726-2429 for U.S. and Canada. For International, the dial-in number is (913) 312-0655. A live webcast of the call will also be available at www.unum.com in a listen-only mode. It is recommended that webcast viewers access the “Investor Information” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call. A replay of the call will be available by telephone and on the Company’s website through Tuesday, February 5, 2008.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

In conjunction with today’s earnings announcement, the Company’s Statistical Supplement for the fourth quarter of 2007 is available on the “Investor Information” section of the Company’s website.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts, such as the Company’s earnings per share and Unum US group disability benefit ratio guidance, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in the Company’s reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; actual experience in implementing and

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

complying with the multistate market conduct regulatory settlement agreements and the California Department of Insurance settlement agreement; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of the Company’s insurance company subsidiaries to pay dividends or extend credit to the Company and certain of its intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see the Company’s filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequently filed Form 10-Qs. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS

(Unaudited)

Unum Group (UNM:NYSE)

and Subsidiaries

($ in millions, except share data)
	Three Months Ended December 31		Twelve Months Ended December 31
	2007	2006	2007	2006
Operating Revenue by Segment	$2,669.3	$2,695.4	$10,585.1	$10,533.1
Net Realized Investment Gain (Loss)	(25.8)	0.7	(65.2)	2.2

Total Revenue	$2,643.5	$2,696.1	$10,519.9	$10,535.3

Operating Income by Segment	$251.2	$264.9	$1,062.4	$463.2
Net Realized Investment Gain (Loss)	(25.8)	0.7	(65.2)	2.2
Income Tax (Benefit)	64.9	(8.6)	324.8	61.8

Income from Continuing Operations	160.5	274.2	672.4	403.6
Income from Discontinued Operations, Net of Tax	—	1.9	6.9	7.4

Net Income	$160.5	$276.1	$679.3	$411.0

PER SHARE INFORMATION
Assuming Dilution:
Income from Continuing Operations	$0.44	$0.79	$1.89	$1.21
Income from Discontinued Operations, Net of Tax	—	0.01	0.02	0.02

Net Income	$0.44	$0.80	$1.91	$1.23

Basic:
Income from Continuing Operations	$0.45	$0.80	$1.90	$1.25
Income from Discontinued Operations, Net of Tax	—	0.01	0.02	0.02

Net Income	$0.45	$0.81	$1.92	$1.27

Weighted Average Common Shares—Basic (000s)	359,809.2	340,812.6	352,969.1	324,654.9
Weighted Average Common Shares—Assuming Dilution (000s)	360,707.6	345,527.8	355,776.5	334,361.7

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31, 2007		Three Months Ended December 31, 2006
	(in millions)	per share *	(in millions)	per share *
Income from Continuing Operations, As Adjusted	$213.1	$0.59	$179.8	$0.52
Adjustments, After Tax
Net Realized Investment Gain (Loss)	(16.5)	(0.05)	0.5	—
Debt Extinguishment Cost	(36.1)	(0.10)	(1.9)	(0.01)
Special Tax Items	—	—	95.8	0.28

Income from Continuing Operations	160.5	0.44	274.2	0.79
Income from Discontinued Operations, Net of Tax	—	—	1.9	0.01

Net Income	$160.5	$0.44	$276.1	$0.80

	As of December 31
	2007		2006
	(in millions)	per share	(in millions)	per share
Total Stockholders’ Equity, As Adjusted	$7,501.3	$20.79	$6,989.8	$20.40
Net Unrealized Gain on Securities	356.1	0.99	534.8	1.56
Net Gain on Cash Flow Hedges	182.5	0.50	194.2	0.57

Total Stockholders’ Equity (Book Value)	$8,039.9	$22.28	$7,718.8	$22.53

* Assuming Dilution

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.